UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 12, 2022, the stockholders of Stratus Properties Inc. (Stratus) approved the 2022 Stock Incentive Plan (the Plan) at Stratus’ 2022 annual meeting of stockholders (the Annual Meeting). The purpose of the Plan is to motivate high levels of performance and align the interests of Stratus’ employees, consultants and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in Stratus and providing a means for recognizing their contributions to the success of Stratus.

The compensation committee of Stratus’ Board of Directors (Board) will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee also has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 500,000 shares of common stock. Awards for no more than 250,000 shares may be granted to a participant in a single year, however, an annual limit of $300,000 applies to the sum of all cash, equity-based awards and other compensation granted to a non-employee director for services as a member of the board, and the maximum grant date value of equity-based awards granted during a single year may not exceed $200,000 of such annual limit.

The Plan may be amended or discontinued at any time by Stratus’ Board, subject to the requirement that certain amendments may not be made without stockholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 12, 2032.

For further information regarding the Plan, see Stratus’ Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2022. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Stratus held its Annual Meeting on May 12, 2022, in Austin, Texas. At the Annual Meeting, Stratus’ stockholders (1) elected William H. Armstrong III, Kate B. Henriksen and Charles W. Porter to serve as Class III directors of Stratus, each for a three-year term and until his or her successor is duly elected and qualified; (2) approved, on an advisory basis, the compensation of Stratus’ named executive officers; (3) ratified, on an advisory basis, the appointment of BKM Sowan Horan, LLP as Stratus’ independent registered public accounting firm for 2022; and (4) adopted the 2022 Stock Incentive Plan.

Of the 8,273,268 shares of Stratus’ common stock outstanding as of the record date, 6,417,686 shares were represented in person or by proxy at the Annual Meeting. The inspector of elections reported the final vote of stockholders as follows:

Proposal No. 1: Election of three Class III director nominees.

Name	Votes For	Votes Withheld	Broker Non-Votes

William H. Armstrong III	4,103,221	398,658	1,915,807
Kate B. Henriksen	3,679,704	822,175	1,915,807
Charles W. Porter	4,111,447	390,432	1,915,807

Proposal No. 2: Approval, on an advisory basis, of the compensation of Stratus’ named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

3,502,412	993,415	6,052	1,915,807

Proposal No. 3: Ratification, on an advisory basis, of the appointment of BKM Sowan Horan, LLP as Stratus’ independent registered public accounting firm for 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes

6,316,473	99,569	1,644	N/A

Proposal No. 4: Adoption of the 2022 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,222,808	273,098	5,973	1,915,807

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Stratus Properties Inc. 2022 Stock Incentive Plan.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: May 13, 2022